Exhibit 99.1

BOOZ ALLEN HAMILTON ANNOUNCES
THIRD QUARTER FISCAL 2018 RESULTS

Excellent Top-Line Growth: Revenue Increase of 6.8 percent to $1.5 billion, and Revenue, Excluding Billable Expenses1 Growth of 8.3 percent

Continued Momentum in Hiring: Headcount Increase of More Than 1,700 Year-Over-Year and 522 from Prior Quarter

Strong Bottom Line Performance: EBITDA and Adjusted EBITDA Up 10 percent; Diluted Earnings per Share of $0.47 and Adjusted Diluted Earnings per Share1 of $0.48

Best Third Quarter Book-to-Bill Since IPO and Near-Record Total Backlog

Approximately $300 Million in Capital Deployed Through Quarter End

Quarterly Dividend Increased to $0.19 per Share

McLean, Virginia; February 5, 2018 - Booz Allen Hamilton Holding Corporation (NYSE:BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the third quarter of fiscal 2018.

Strong third quarter results, including revenue and earnings growth, headcount gains, and large backlog, demonstrate the fundamental strength of Booz Allen’s business and continued progress against its Vision 2020 growth strategy. By building its advanced capabilities and integrating them with consulting expertise, the Company has produced industry-leading organic revenue growth. It is increasingly positioned to provide the mission-focused technology solutions that clients are seeking.

“With three quarters of fiscal year 2018 behind us, Booz Allen is poised for another successful year, operationally and strategically,” said Horacio Rozanski, President and Chief Executive Officer. “We are on strategy and on track to deliver near- and long-term value to shareholders through top- and bottom-line growth, strong cash generation, and significant capital deployment.”

The Company reported a reduction in its income tax provision of approximately $11 million in the third quarter as a result of the Tax Cut and Jobs Act. For the full fiscal year 2018, the Company expects its effective tax rate to be between 33 and 34 percent, and, beginning in fiscal year 2019, expects this rate to decrease further. In addition, the Company expects significant tax savings in coming years, the majority of which the Company anticipates will benefit the bottom line. The Company plans to provide more specificity regarding its future tax savings on its fourth quarter earnings call. The Company does not expect its capital deployment plans to change as a result of the tax law.

Headcount increased by 522 during the quarter and year-over-year by more than 1,700. Total backlog increased by 23.2 percent to nearly $16.7 billion, a near record, and the Company generated a book-to-bill ratio of 0.99, a record third-quarter high result since the Company’s initial public offering.

The Company declared a regular quarterly dividend of $0.19 per share, an increase of 12 percent, which is payable on February 28, 2018, to stockholders of record on February 14, 2018.

Financial Summary

Third Quarter Ended December 31, 2017 - A summary of Booz Allen’s results for the third quarter of fiscal 2018 is below. All comparisons are to the prior year quarter, and a description of key drivers for the quarter can be found in the Company’s Earnings Call Presentation for the third quarter of fiscal year 2018 posted on investors.boozallen.com.

•	Revenue: $1.50 billion, an increase of 6.8 percent.

•	Revenue, Excluding Billable Expenses:[1] $1.06 billion, an increase of 8.3 percent.

•	Operating Income and Adjusted Operating Income:[1]: Each $118.1 million, an increase of 9.2 percent and 8.2 percent, respectively.

•	Net Income: $69.8 million, an increase of 25.5 percent; and Adjusted Net Income:[1] $70.2 million, an increase of 24.1 percent.

•	EBITDA and Adjusted EBITDA[1]: Each $134.8 million, an increase of 10.0 percent.

•	Diluted EPS: $0.47, up from $0.37; and Adjusted Diluted EPS[1]: $0.48, up from $0.38.

As of December 31, 2017, total backlog was $16.7 billion, compared to $13.5 billion as of December 31, 2016, an increase of 23.2 percent. The Company ended the quarter with a cash balance of approximately $290 million, and during the quarter, the Company paid approximately $25 million in dividends and repurchased approximately 833 thousand shares. In the first three quarters, the Company has deployed $275 million in the form of regular dividends and share repurchases. Net cash provided by operating activities for the year-to-date period was $246.9 million as compared to $283.0 million in the prior year period. Free cash flow1 for the year-to-date period was 183.9 million, compared with $252.5 million in the prior year period.

Nine Months Ended December 31, 2017 - Booz Allen’s cumulative performance for the first three quarters of fiscal 2018 has resulted in:

•	Revenue: $4.54 billion, an increase of 7.4 percent.

•	Revenue, Excluding Billable Expenses:[1] $3.16 billion, an increase of 7.0 percent.

•	Operating Income: $384.0 million, an increase of 8.2 percent; and Adjusted Operating Income:[1] $384.0 million, an increase of 6.2 percent.

•	Net Income: $220.2 million, an increase of 18.3 percent; and Adjusted Net Income:[1] $221.5 million, an increase of 13.5 percent.

•	EBITDA: $432.2 million, an increase of 8.4 percent; and Adjusted EBITDA[1]: $432.2 million, an increase of 7.5 percent.

•	Diluted EPS: $1.47, up from $1.23; and Adjusted Diluted EPS[1]: $1.49, up from $1.30.

1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Information” below for additional detail.
Financial Outlook

For our full fiscal year 2018, we are revising our guidance upward:

•	Revenue: Growth in the 5.5 to 7.5 Percent Range

•	Diluted EPS: $1.86 - $1.94

•	Adjusted Diluted EPS[1]: $1.87 - $1.95

These EPS estimates are based on fiscal 2018 estimated average diluted shares outstanding of approximately 148.0 million shares, and assume an effective tax rate in the range of 33 percent to 34 percent, which reflects changes in U.S. tax law. The estimated average diluted shares outstanding used for purposes of our revised guidance has been updated from approximately 149.5 million used in prior guidance, which excluded certain estimated legal expenses, to reflect the net effect of the repurchase of shares during fiscal year 2018.

Conference Call Information
Booz Allen will host a conference call at 8:00 a.m. EST on Monday, February 5, 2018, to discuss the financial results for its third quarter fiscal 2018 (ended December 31, 2017). Analysts and institutional investors may participate on the call by dialing (877) 375-9141 International: (253) 237-1151. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11:00 a.m. EST on February 5, 2018, and continuing for 30 days.

About Booz Allen Hamilton
Booz Allen Hamilton (NYSE: BAH) has been at the forefront of strategy and technology for more than one hundred years. Today, the firm provides management and technology consulting and engineering services to leading Fortune 500 corporations, governments, and not-for-profits across the globe. Booz Allen partners with public and private sector clients to solve their most difficult challenges through a combination of consulting, analytics, mission operations, technology, systems delivery, cybersecurity, engineering, and innovation expertise.

With international headquarters in McLean, Virginia, the firm employs approximately 24,750 people globally, and had revenue of $5.80 billion for the 12 months ended March 31, 2017. To learn more, visit www.boozallen.com.

CONTACT:
Media Relations - James Fisher 703-377-7595;
Investor Relations - Curt Riggle 703-377-5332.

BAHPR-FI

Non-GAAP Financial Information
“Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.
“Adjusted Operating Income” represents Operating Income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group, and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, and (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of taxes, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.
“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.
Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as a measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2018.    Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: cost cutting and efficiency initiatives, budget reductions, Congressionally mandated automatic spending cuts, and other efforts to reduce U.S. government spending, including automatic sequestration required by the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012, the Bipartisan Budget Act of 2013 and the Bipartisan Budget Act of 2015), which have reduced and delayed contract awards and funding for orders for services especially in the current political environment or otherwise negatively affect our ability to generate revenue under contract awards, including as a result of reduced staffing and hours of operation at U.S. government clients; delayed funding of our contracts due to uncertainty relating to and a possible failure of Congressional efforts to approve funding of the U.S. government beyond February 8, 2018 and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration or other budgetary cuts made in lieu of sequestration); current and continued uncertainty around the timing, extent, nature, and effect of ongoing Congressional and other U.S. government action to address budgetary constraints, including, but not limited to, uncertainty around the outcome of Congressional efforts to approve funding of the U.S. government beyond February 8, 2018 and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, and the U.S. deficit; any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support; U.S. government shutdowns due to, among other reasons, a failure by elected officials to reach a long-term agreement to fund the government beyond February 8, 2018; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations; our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors'

protests of major contract awards received by us; the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; continued efforts to change how the U.S. government reimburses compensation related and other expenses or otherwise limit such reimbursements, including recent rules that expand the scope of existing reimbursement limitations, such as a reduction in allowable annual employee compensation to certain contractors as a result of the Bipartisan Budget Act of 2013, and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; our ability to generate revenue under certain of our contracts; our ability to realize the full value of and replenish our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; an inability to attract, train, or retain employees with the requisite skills, experience, and security clearances; an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts; an inability to timely and effectively utilize our employees or manage our cost structure; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients' sensitive or classified information; increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime-contractor relationship to meet their obligations to us or our clients; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; failure to comply with special U.S. government laws and regulations relating to our international operations; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; an inability to anticipate or estimate the tax implications of changes in tax law, including the Tax Cuts and Jobs Act (the “2017 Tax Act”), or utilize existing or future tax benefits, including those related to our stock-based compensation expense, for any reason, including as a result of a change in tax law, such as the 2017 Tax Act; and variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity contracts, or IDIQ, contracts. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 22, 2017.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 1
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands, except per share data)	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenue	$1,499,914	$1,404,638	$4,535,569	$4,222,213
Operating costs and expenses:
Cost of revenue	712,255	652,236	2,111,702	1,967,258
Billable expenses	443,015	428,685	1,378,235	1,270,941
General and administrative expenses	209,856	201,183	613,399	585,340
Depreciation and amortization	16,701	14,410	48,196	43,588
Total operating costs and expenses	1,381,827	1,296,514	4,151,532	3,867,127
Operating income	118,087	108,124	384,037	355,086
Interest expense	(20,604)	(14,176)	(60,309)	(46,757)
Other income (expense), net	530	(1,333)	1,854	(4,603)
Income before income taxes	98,013	92,615	325,582	303,726
Income tax expense	28,240	37,025	105,356	117,489
Net income	$69,773	$55,590	$220,226	$186,237
Earnings per common share:
Basic	$0.48	$0.37	$1.49	$1.25
Diluted	$0.47	$0.37	$1.47	$1.23
Dividends declared per share	$0.17	$0.15	$0.51	$0.45

Exhibit 2
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)	December 31, 2017	March 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$289,495	$217,417
Accounts receivable, net of allowance	1,045,300	991,810
Prepaid expenses and other current assets	90,365	85,253
Total current assets	1,425,160	1,294,480
Property and equipment, net of accumulated depreciation	166,498	139,167
Intangible assets, net of accumulated amortization	265,612	271,880
Goodwill	1,580,929	1,571,190
Other long-term assets	101,097	96,388
Total assets	$3,539,296	$3,373,105
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$63,150	$193,150
Accounts payable and other accrued expenses	487,253	504,117
Accrued compensation and benefits	276,151	263,816
Other current liabilities	129,258	140,318
Total current liabilities	955,812	1,101,401
Long-term debt, net of current portion	1,769,165	1,470,174
Other long-term liabilities	250,041	227,939
Total liabilities	2,975,018	2,799,514
Stockholders’ equity:
Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 157,519,640 shares at December 31, 2017 and 155,901,485 shares at March 31, 2017; outstanding, 145,053,009 shares at December 31, 2017 and 148,887,708 shares at March 31, 2017	1,575	1,559
Treasury stock, at cost — 12,466,631 shares at December 31, 2017 and 7,013,777 shares at March 31, 2017	(381,003)	(191,900)
Additional paid-in capital	335,698	302,907
Retained earnings	622,580	478,102
Accumulated other comprehensive loss	(14,572)	(17,077)
Total stockholders’ equity	564,278	573,591
Total liabilities and stockholders’ equity	$3,539,296	$3,373,105

Exhibit 3
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended December 31,
(Amounts in thousands)	2017	2016
	(Unaudited)
Cash flows from operating activities
Net income	$220,226	$186,237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,196	43,588
Stock-based compensation expense	16,797	16,034
Excess tax benefits from stock-based compensation	(10,250)	(15,560)
Amortization of debt issuance costs and loss on extinguishment	4,003	13,459
Losses on dispositions	—	120
Changes in assets and liabilities:
Accounts receivable	(50,713)	(10,204)
Prepaid expenses and other current assets	7,310	28,972
Other long-term assets	(3,435)	(2,945)
Accrued compensation and benefits	12,016	17,961
Accounts payable and other accrued expenses	(18,886)	(28,238)
Accrued interest	4,130	715
Other current liabilities	(5,663)	18,082
Other long-term liabilities	23,189	14,821
Net cash provided by operating activities	246,920	283,042
Cash flows from investing activities
Purchases of property and equipment	(63,067)	(30,554)
Payments for business acquisitions, net of cash acquired	(19,113)	(851)
Insurance proceeds received for damage to equipment	810	650
Net cash used in investing activities	(81,370)	(30,755)
Cash flows from financing activities
Proceeds from issuance of common stock	6,322	4,570
Stock option exercises	9,925	12,478
Excess tax benefits from stock-based compensation	—	15,560
Repurchases of common stock	(199,010)	(6,855)
Cash dividends paid	(75,748)	(67,311)
Dividend equivalents paid to option holders	(890)	(2,157)
Repayment of debt	(262,363)	(676,750)
Proceeds from debt issuance	428,292	630,273
Net cash used in financing activities	(93,472)	(90,192)
Net increase in cash and cash equivalents	72,078	162,095
Cash and cash equivalents — beginning of period	217,417	187,529
Cash and cash equivalents — end of period	$289,495	$349,624
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$48,044	$37,288
Income taxes	$114,782	$66,536

Exhibit 4
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except share and per share data)	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenue, Excluding Billable Expenses
Revenue	$1,499,914	$1,404,638	$4,535,569	$4,222,213
Billable expenses	443,015	428,685	1,378,235	1,270,941
Revenue, Excluding Billable Expenses	$1,056,899	$975,953	$3,157,334	$2,951,272
Adjusted Operating Income
Operating Income	$118,087	$108,124	$384,037	$355,086
Amortization of intangible assets (a)	—	1,056	—	3,169
Transaction expenses (b)	—	—	—	3,354
Adjusted Operating Income	$118,087	$109,180	$384,037	$361,609
EBITDA, Adjusted EBITDA & Adjusted EBITDA Margin
Net income	$69,773	$55,590	$220,226	$186,237
Income tax expense	28,240	37,025	105,356	117,489
Interest and other, net (c)	20,074	15,509	58,455	51,360
Depreciation and amortization	16,701	14,410	48,196	43,588
EBITDA	134,788	122,534	432,233	398,674
Transaction expenses (b)	—	—	—	3,354
Adjusted EBITDA	$134,788	$122,534	$432,233	$402,028
Revenue	$1,499,914	$1,404,638	$4,535,569	$4,222,213
Adjusted EBITDA Margin	9.0%	8.7%	9.5%	9.5%
Adjusted Net Income
Net income	$69,773	$55,590	$220,226	$186,237
Amortization of intangible assets (a)	—	1,056	—	3,169
Transaction expenses (b)	—	—	—	3,354
Amortization or write-off of debt issuance costs and write-off of original issue discount	672	669	1,993	8,236
Adjustments for tax effect (d)	(199)	(690)	(727)	(5,904)
Adjusted Net Income	$70,246	$56,625	$221,492	$195,092
Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	146,570,617	150,607,259	148,447,248	150,143,851
Adjusted Net Income Per Diluted Share (e)	$0.48	$0.38	$1.49	$1.30
Free Cash Flow
Net cash provided by operating activities	$68,858	$65,959	$246,920	$283,042
Less: Purchases of property and equipment	(26,078)	(15,411)	(63,067)	(30,554)
Free Cash Flow	$42,780	$50,548	$183,853	$252,488

(a)	Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group for the three and nine months ended December 31, 2016.

(b)	Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 13, 2016.

(c)	Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(d)
Periods related to fiscal 2017 reflect the tax effect of adjustments at an assumed effective tax rate of 40%. Beginning in the third quarter of fiscal 2018 with the Tax Cuts and Jobs Act (the "2017 Tax Act"), adjustments are reflected using an assumed effective tax rate of 36.5%.

(e)
Excludes an adjustment of approximately $0.6 million and $1.9 million of net earnings for the three and nine months ended December 31, 2017, respectively, and excludes an adjustment of approximately $0.6 million and $2.0 million of net earnings for the three and nine months ended December 31, 2016, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 5
Booz Allen Hamilton Holding Corporation
Operating Data

	As of December 31,
(Amounts in millions)	2017	2016
Backlog
Funded	$2,893	$2,787
Unfunded	4,220	3,229
Priced Options	9,558	7,511
Total Backlog	$16,671	$13,527

	Three Months Ended December 31,
	2017	2016
Book-to-Bill *	0.99	0.92

*	Book-to-bill is calculated as the change in total backlog during the relevant fiscal quarter plus the relevant fiscal quarter revenue, all divided by the relevant fiscal quarter revenue.

	As of December 31,
	2017	2016
Headcount
Total Headcount	24,747	23,044
Consulting Staff Headcount	22,261	20,818

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Percentage of Total Revenue by Contract Type
Cost-Reimbursable (1)	51%	49%	51%	49%
Time-and-Materials	25%	26%	25%	26%
Fixed-Price (2)	24%	25%	24%	25%

(1)	Includes both cost-plus-fixed-fee and cost-plus-award fee contracts.

(2)	Includes fixed-price level of effort contracts.

	Three Months Ended December 31,
	2017	2016
Days Sales Outstanding **	68	64

**	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.